Exhibit 10.11

SECOND AMENDMENT TO THE

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Second Amendment (this “Second Amendment”) to the Third Amended and Restated Loan and Security Agreement, dated as of February 15, 2015 (the “Loan Agreement”), by and between Silicon Valley Bank, a California corporation (“Bank”), TrueCar, Inc., a Delaware corporation (“TrueCar”), TrueCar.com, Inc., a Delaware corporation now known as TrueCar Dealer Solutions, Inc. (“TCDS”), and ALG, Inc., a Delaware corporation (“ALG”), is entered into as of December 6, 2018. Capitalized terms used but not defined in this Second Amendment have the meanings ascribed thereto in the Loan Agreement

R E C I T A L S

WHEREAS, Bank, TrueCar, TCDS and ALG are party to the Loan Agreement, which was amended by the First Amendment to the Loan Agreement, dated as of February 28, 2018 (the “First Amendment”); and

WHEREAS, the parties hereto desire to further amend the Loan Agreement to clarify the definition of “Permitted Acquisitions” set forth therein and to make certain other revisions to the Loan Agreement as more fully set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1. Definition of Permitted Acquisitions. The definition of “Permitted Acquisitions” set forth in Section 13.1 of the Loan Agreement, as amended by Section 2.5 of the First Amendment, is hereby further amended and restated to read in its entirety as follows:

“Permitted Acquisitions” means any merger or consolidation with any other Person, or the acquisition of any of the capital stock or property of another Person (a) that is funded entirely by the proceeds of the sale of Borrower’s equity securities, or (b) that meets the following requirements: (i) no Event of Default has occurred and is continuing or would exist after giving effect to each such transaction; (ii) Borrower’s Adjusted Quick Ratio is, immediately prior to such transaction, and measured on a pro forma basis after giving effect to such transaction, at least 1.75 to 1.00; (iii) such transaction shall only involve assets comprising a business, or those assets of a business, of the type engaged in by Borrower and its Subsidiaries as of the date hereof (or any business reasonably related or ancillary thereto or a reasonable extension thereof, as determined in good faith by the board of directors of TrueCar); (iv) if the transaction in question is a merger and the target is merged with and into Borrower, then Borrower is the surviving legal entity; (v) such transaction shall be consensual and shall have been approved by the target’s board of directors or equivalent governing body; and (vi) if the transaction in question is a merger and the target is not merged with and into Borrower then, simultaneously with the closing of such Permitted Acquisition, the target must, if requested by Bank, become a “Borrower” under this Agreement and the other Loan Documents in accordance with Section 6.11 hereof.

Section 2. Definition of Permitted Loans. The definition of “Permitted Loans” set forth in Section 13.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Permitted Loans” means any (a) loan from TrueCar to Borrower’s officers as listed in the Perfection Certificate, (b) loan from TrueCar to Borrower’s officers for the purpose of purchasing equity securities of Borrower in an amount not to exceed Two Million Dollars ($2,000,000) and (c) capital contribution made by Borrower in connection with any Permitted Acquisition, or pursuant to definitive documentation entered into in connection with any Permitted Acquisition, if, in the case of this clause (c), (i) no Event of Default would exist after giving effect to such capital contribution and (ii) Borrower’s Adjusted Quick Ratio is, immediately prior to such capital contribution, and measured on a pro forma basis after giving effect to such capital contribution, at least 1.75 to 1.00.

Section 3. Change in Name of TCDS. Each reference in the Loan Agreement and the First Amendment to TrueCar.com, Inc. shall, from and after October 8, 2018, be deemed to refer to TCDS.

Section 4. Notices. Section 10 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:     TrueCar, Inc., on behalf of all Borrowers
120 Broadway, Suite 200
Santa Monica, CA 90401
Attn: EVP, General Counsel
Email: jswart@truecar.com

If to Bank:     Silicon Valley Bank
15260 Ventura Boulevard, Suite 1800
Sherman Oaks, CA 91403
Attn: Frank O’Brien
Email: fobrien@svb.com

Section 5. Governing Law. This Second Amendment shall be governed by and interpreted in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

Section 6. Miscellaneous. The provisions of Section 3 (Limitation of Amendments), Section 4 (Representations and Warranties), Section 5 (Integration) and Section 6 (Counterparts) of the First Amendment are hereby incorporated by reference in this Second Amendment and shall apply hereto as if fully set forth herein, with all references to “this Amendment” therein being deemed to be references to “this Second Amendment”; provided, that (a) the reference to “Section 2” in Section 3.1 of the First Amendment as incorporated herein by reference shall be deemed to be a reference to “Section 1, Section 2, Section 3 and Section 4 of this Second Amendment” and (b) the references to “this Amendment” in Section 5 of the First Amendment as incorporated herein by reference shall be deemed to be references to “the First Amendment and this Second Amendment.”

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed as of the date first above written.

BANK:                            BORROWER:

SILICON VALLEY BANK                TRUECAR, INC.

By:    /s/ Frank O’Brien                    By:    /s/ John Pierantoni
Name:    Frank O’Brien                    Name:    John Pierantoni
Title:    Vice President                    Title:    Interim Chief Financial Officer

TRUECAR DEALER SOLUTIONS, INC.

By:    /s/ John Pierantoni
Name:    John Pierantoni
Title:    Treasurer & Chief Financial Officer

ALG, INC.

By:    /s/ John Pierantoni
Name:    John Pierantoni
Title:    Treasurer & Chief Financial Officer